John W. Hlywak, Jr. (Investors)           Jay Higham        (Media)
Senior Vice President & CFO               Senior Vice President of Marketing
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
email:  jhlywak@integramed.com            email:  jhigham@integramed.com
Web Address:  http://www.integramed.com

Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com


 IntegraMed Featured at Friedland Capital's Medical and Healthcare Conference September 24, 2003

Purchase, NY, September 22, 2003 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced participation in the Friedland Capital / J.M. Dutton Associates' Biotech, Medical and Healthcare Conference for the financial community to be held in New York City on September 24, 2003 at 9:00 AM. The presentation to analysts and portfolio managers will focus on Company strategy, product and service offerings and growth plans. Only eleven companies were selected to present and be featured during this day long conference.

Analysts and portfolio managers who wish to attend the presentation should contact Friedland Capital, Inc. at 646.623.3025 to request additional information.

Investors may access an Internet webcast of the presentation at:
http://www.friedlandcapitalevents.com/duttonwebcast.htm. The event will be available "live" at that address and then be archived and available for the next 60 days

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company offers marketing programs, information systems, facility development and financial services to a national network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; and, operates www.integramed.com, an award-winning infertility Web Site.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.